Exhibit 10.11

PRIVATE PLACEMENT PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT PURCHASE AGREEMENT (this “Agreement”) made as of this 22nd day of March, 2006 among CATALYTIC CAPITAL INVESTMENT CORPORATION, a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as “Purchasers” and each individually as a “Purchaser”).

WHEREAS, the Company desires to sell, and the Purchasers desire to acquire, in a private placement (the “Placement”) an aggregate of 125,000 units (the “Placement Units”) substantially identical to the Units being issued in the IPO and warrants to purchase 645,164 shares of Common Stock (the “Placement Warrants”) substantially identical to the warrants issued in connection with the IPO units (pursuant to the terms and conditions hereof and as set forth in the Registration Statement, except that the Placement Units and Placement Warrants and the underlying shares of Common Stock and Warrants shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”) (the Placement Units and Placement Warrants referred to collectively as the “Placement Securities”); and

WHEREAS, (i) the Warrants included in the Placement Units and (ii) the Placement Warrants shall be governed by the Warrant Agreement and the Placement Securities shall be governed by a Registration Rights Agreement, each to be filed as exhibits to the Registration Statement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. PURCHASE OF UNITS. The Purchasers hereby agree, severally and not jointly, directly or through its nominees, to purchase such number of Placement Units at a purchase price of $8.00 per Placement Unit and such number of Placement Warrants at a purchase price of $1.55 per Placement Warrant as set forth opposite such Purchaser’s name on Exhibit A hereto, for an aggregate purchase price of $2,000,004.20 (the “Purchase Price”).

2. CLOSING. The closing of the purchase and sale of the Placement Securities (the “Closing”) will take place at such time and place as the parties may agree (the “Closing Date”), but in no event later than the date on which the SEC declares the Registration Statement effective (the “Effective Date”). On the Effective Date, the Purchasers shall pay the Purchase Price by wire transfer of funds to an account maintained by the Company. Immediately prior to the closing of the IPO, the Company shall deposit the Purchase Price into the trust account described in the Registration Statement (the “Trust Account”). The certificates for the Common Stock and Warrants comprising the Placement Securities shall be delivered to the Purchasers promptly after the closing of the IPO.

3. VOTING OF SHARES. If the Company solicits approval of its stockholders of a Business Combination, the Purchasers shall (i) vote all of the shares of the Common Stock acquired by the Purchasers pursuant to this Agreement or prior to the completion of the IPO either for or against a business combination in the same manner that the shares of Common

Stock are voted by the Company’s public stockholders and (ii) vote all of the shares of the Common Stock acquired by the Purchasers in the IPO or in the aftermarket in favor of such Business Combination, and waive any conversion rights they might have with respect to such shares. As used herein, a “Business Combination” shall mean an acquisition of, through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination, one or more domestic and/or foreign operating businesses.

4. WAIVER OF LIQUIDATION DISTRIBUTIONS. In connection with the common stock included in the Placement Units purchased pursuant to this Agreement and common stock acquired prior to the consummation of the IPO, the Purchasers hereby waive any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination. For purposes of clarity, any shares of Common Stock purchased in the IPO or the aftermarket by the Purchasers shall be eligible to receive any liquidating distributions by the Company.

5. LOCK-UP AGREEMENT. Each Purchaser shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock or other securities of the Company held by such Purchaser, including the Placement Securities (the “Restricted Securities”), during the 180-day period following the Effective Date (the “Lock Up Period”) (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as Merrill Lynch & Co. (“Merrill”) as representative of the underwriters of the IPO or the Company shall request in order to facilitate compliance with NASD Rule 2711). Each Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or Merrill which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser’s Restricted Securities until the end of such period. Merrill is an intended third party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though it were a party hereto.

6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Each Purchaser hereby represents and warrants to the Company that:

6.1 Such Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

6.2 The Placement Securities are being acquired for such Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

6.3 Such Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms.

7. WAIVER OF CLAIMS; INDEMNIFICATION. Each Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the

Company, Merrill with respect to its purchase of the Placement Securities, and each Purchaser agrees to indemnify and hold the Company, Merrill and the other underwriters in the IPO harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company, Merrill or such other underwriters by such Purchaser of the Placement Securities or its transferees, heirs, assigns or any subsequent holders of the Placement Securities.

8. COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

9. GOVERNING LAW. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of California. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of California or the United States District Court for the Southern District of California, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

CATALYTIC CAPITAL INVESTMENT CORPORATION, a
Delaware Corporation

By:	/s/ MATTHEW G. PILLAR	/s/ RUSSELL I. PILLAR
Name:	Matthew G. Pillar	Russell I. Pillar
Title:	Chief Financial Officer

/s/ MATTHEW G. PILLAR
Matthew G. Pillar

/s/ JEFFREY D. GOLDSTEIN
Jeffrey D. Goldstein

/s/ JONATHAN P. MAY
Jonathan P. May

EXHIBIT A

SCHEDULE OF PURCHASERS

NAME	PLACEMENT UNITS	UNIT PURCHASE PRICE	PLACEMENT WARRANTS	WARRANT PURCHASE PRICE	AGGREGATE PURCHASE PRICE
Russell I. Pillar	31,250	$250,000.00	161,291	$250,001.05	$500,001.05
Matthew G. Pillar	31,250	$250,000.00	161,291	$250,001.05	$500,001.05
Jeffrey D. Goldstein	31,250	$250,000.00	161,291	$250,001.05	$500,001.05
Jonathan P. May	31,250	$250,000.00	161,291	$250,001.05	$500,001.05

TOTAL:	125,000	$1,000,000.00	645,164	$1,000,004.20	$2,000,004.20